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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all reference to our Firm) included in or made a part of this registration statement.

/s/ T N Soong & Co.
T N Soong & Co.
A Member Firm of Andersen Worldwide, SC
Taipei, Taiwan, the Republic of China

November 2, 2000